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                                                                   EXHIBIT 99(f)

                            CALLOWAY'S NURSERY, INC.
                             1998 STOCK OPTION PLAN

                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................3
         THE PLAN.................................................................................................3
                  1.1      Name...................................................................................3
                  1.2      Purpose................................................................................3
                  1.3      Effective Date.........................................................................3
                  1.4      Eligibility to Participate.............................................................3
                  1.5      Shares Subject to the Plan.............................................................3
                  1.6      Maximum Number of Plan Shares..........................................................3
                  1.7      Options and Stock Granted Under Plan...................................................3
                  1.8      Conditions Precedent...................................................................4
                  1.9      Reservation of Shares of Common Stock..................................................4
                  1.10     Tax Withholding........................................................................4
                  1.11     Exercise of Options....................................................................5
                  1.12     Acceleration of Right to Exercise Options..............................................5
                  1.13     Written Notice Required................................................................6
                  1.14     Compliance with Securities Laws........................................................6
                  1.15     Employment of Optionee.................................................................7
                  1.16     Option Upon Termination of Employment..................................................7
                  1.17     Termination of Employment for Cause....................................................7
                  1.18     Option Upon Disability of Optionee.....................................................8
                  1.19     Option Upon Death of Optionee..........................................................8
                  1.20     Options Not Transferable...............................................................8
                  1.21     Information to Optionees...............................................................8

ARTICLE II........................................................................................................9
         ADMINISTRATION...........................................................................................9
                  2.1      Committee..............................................................................9
                  2.2      Appointment of Committee...............................................................9
                  2.3      Majority Rule; Unanimous Written Consent...............................................9
                  2.4      Company Assistance.....................................................................9

ARTICLE III.......................................................................................................9
         INCENTIVE STOCK OPTIONS..................................................................................9
                  3.1      Option Terms and Conditions............................................................9
                  3.2      Duration of Options....................................................................10
                  3.3      Purchase Price.........................................................................10
                  3.4      Maximum Amount of Options First Exercisable in Any Calendar Year.......................10
                  3.5      Requirements as to Certain Options.....................................................10
                  3.6      Individual Option Agreements...........................................................10

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
ARTICLE IV........................................................................................................10
         NONQUALIFIED STOCK OPTIONS...............................................................................10
                  4.1      Option Terms and Conditions............................................................10
                  4.2      Duration of Options....................................................................10
                  4.3      Purchase Price.........................................................................11
                  4.4      Individual Option Agreements...........................................................11

ARTICLE V.........................................................................................................11
         TERMINATION, AMENDMENT AND ADJUSTMENT....................................................................11
                  5.1      Termination and Amendment..............................................................11
                  5.2      Adjustments............................................................................11

ARTICLE VI........................................................................................................12
         MISCELLANEOUS............................................................................................12
                  6.1      Other Option Plans.....................................................................12
                  6.2      Plan Binding on Successors.............................................................12
                  6.3      Number and Gender......................................................................12
                  6.4      Headings...............................................................................12
                  6.5      Conditions.............................................................................12

ARTICLE VII.......................................................................................................12
         DEFINITIONS..............................................................................................12

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                            CALLOWAY'S NURSERY, INC.

                             1998 STOCK OPTION PLAN

                                    ARTICLE I

                                    THE PLAN

         1.1 Name. This Plan shall be known as the "Calloway's Nursery, Inc. 1998 Stock Option Plan."

         1.2 Purpose. the purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant to its full-time employees Options to purchase Common Stock of the Company. This Plan is designed to help the Company and its subsidiaries and affiliates attract and retain superior personnel for positions of substantial responsibility and to provide employees with an additional incentive to contribute to the success of the Company. The Company intends that Incentive Stock Options granted pursuant to Article III will qualify as "incentive stock options" within the meaning of
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Any option granted pursuant to Article IV shall be clearly and specifically designated as not being an incentive stock option as defined in Section 422(b) of the Code.

         1.3 Effective Date. The Plan shall become effective upon the Effective Date.

         1.4 Eligibility to Participate. Any Employee shall be eligible to participate in the Plan. The Committee may grant Options to an Employee in accordance with such determinations as the Committee from time to time in its sole discretion shall make.

         1.5 Shares Subject to the Plan. The Plan Shares shall be shares of Common Stock.

         1.6 Maximum Number of Plan Shares. Subject to adjustment pursuant to the provisions of Section 5.2, and subject to any additional restrictions elsewhere in the Plan, the number of Plan shares that may be issued and sold hereunder shall not exceed 276,000 shares. Plan Shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

         1.7 Options and Stock Granted Under Plan. Plan Shares with respect to which an Option shall have been exercised shall not again be available for grant hereunder. If Options terminate for any reason without being wholly exercised, new
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Options may be granted hereunder covering the number of Plan Shares to which such Option termination relates.

         1.8 Conditions Precedent. the Company shall not issue or deliver any Option Agreement or any certificate for Plan Shares pursuant to the Plan prior to fulfillment of all of the following conditions:

               (a) The admission of the Plan Shares to listing on all stock exchanges or qualification with any national quotation system on which the Common Stock is then listed or qualified for trading, unless the Committee determines in its sole discretion that such listing or qualification is necessary or advisable;

               (b) The completion of any registration or other qualification of the sale of Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the committee shall in its sole discretion deem necessary or advisable; and

               (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

         1.9 Reservation of Shares of Common Stock. During the term of the Plan, the Company will at all times reserve and keep available such number of shares of Common Stock as shall be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority shall not have been obtained.

         1.10  Tax Withholding.

         (a) Condition Precedent. The issuance, delivery or exercise of any Options under the Plan is subject to the condition that if at any time the Committee shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, the issuance, delivery or exercise of the Options, then the issuance, delivery or exercise of the Options shall not be effective unless the withholding shall have been effected or obtained in a manner acceptable to the Committee.

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         (b)   Manner of Satisfying Withholding Obligation. When an Optionee
participating in the Plan is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, the Optionee may satisfy the obligation, in whole or in part, by electing to (i) have the Company withhold a portion of the Plan Shares acquired upon the exercise of the Option and having an aggregate Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld or (ii) deliver to the Company shares of Common Stock already owned by the Optionee and having an aggregate Fair Market Value on the Tax Date equal to the amount required to be withheld.

         1.11  Exercise of Options.

         (a) Method of Exercise. Each Option shall be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

         (b) Payment of Purchase Price. The purchase price of any Plan shares purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) by shares of Common Stock, if permitted by the Committee, (iv) if then permitted under the laws of the State of Texas, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall (A) provide for full personal liability of the maker, (B) bear interest at the lowest rate then possible without causing the maker thereof to have income imputed in connection therewith, (C) be due and payable both as to principal and interest five years from the date such note is made, (D) be secured by the Plan Shares issued in connection therewith, (E) be payable in advance in whole or in part (with the Plan Shares pledged in connection therewith released in the same proportion as such prepayment) and (F) contain such other terms and provisions as the Committee may determine, including without limitation the right to repay the note partially or wholly with Common Stock or (v) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

         1.12 Acceleration of Right to Exercise Options. Notwithstanding the provisions of any Option Agreement regarding the time for exercise of an Option, the following provisions shall apply:

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               (a)    Mergers and Reorganizations. If the Company or its
         shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization or liquidation, or otherwise in a transaction in which the Company is not the surviving corporation, any Option shall become immediately exercisable with respect to the full number of shares subject to that Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets of the Company and ending when the disposition of assets contemplated by that agreement is consummated or the Option is otherwise terminated in accordance with its provisions or the provisions of the Article pursuant to which was granted, whichever occurs first. The Option shall not become immediately exercisable, however, if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

               (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted prior to the change in control shall become immediately exercisable. The term "change in control" for purposes of this Section shall refer to the acquisition of 20 percent or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Exchange Act; provided that no change in control or threatened change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 20 percent or more of the voting securities of the Company, the full Board shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened shall be determined solely by the Committee.

         1.13 Written Notice Required. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 1.11.

         1.14 Compliance with Securities Laws. Plan Shares shall not be issued with respect to any Option unless the exercise of the Option and the issuance and delivery of the Plan Shares shall comply with all relevant provisions of federal and state law, including without limitation the Securities Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Plan shares may then be listed or any national quotation system on which they may be traded, and shall be further subject to the approval of counsel for the Company with respect to such

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compliance, which approval shall not be unreasonably withheld. The Committee may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule or regulation. Further each Optionee shall consent to the imposition of a legend on the certificate representing the Plan Shares issued upon the exercise of the Option restricting their transferability as required by law or by this Section.

         1.15 Employment of Optionee. Nothing in the Plan or in any Option granted hereunder shall confer upon any Optionee any right to continued employment by the Company or any of its subsidiaries or affiliates or limit in any way the right of the Company or any subsidiary or affiliate at any time to terminate or alter the terms of that employment.

         1.16 Option Upon Termination of Employment. If an Optionee ceases to be employed by the Company or any of its subsidiaries or affiliates for any reason other than for cause, retirement, death or disability, his Option may be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the Option or the Article pursuant to which it was granted otherwise provides for earlier termination. If an Optionee ceases to be employed by the Company or any of its subsidiaries or affiliates because the Optionee has retired under a qualified retirement plan of the Company, as determined by the Committee, his Option shall be exercisable (to the extent exercisable on the effective date of such retirement) at any time within 12 months after the effective date of such retirement unless by its terms the Option expires sooner.

         1.17 Termination of Employment for Cause. If an Optionee ceases to be employed by the Company or any of its subsidiaries or affiliates because the Optionee is terminated for cause, the Option shall automatically expire. For purposes of this Section, "cause" shall mean an act or acts involving a felony, fraud, willful misconduct, the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company or other good cause. The term "other good cause" as used in this Section shall include, but shall not be limited to, habitual impertinence, a pattern of conduct that tends to hold the Company up to ridicule in the community, conduct disloyal to the Company, conviction of any crime of moral turpitude and substantial dependence, as judged by the Committee, on alcohol or any controlled substance. "Controlled substance" means a drug, immediate precursor, or other substance listed in Schedules I-V or Penalty Groups 1-4 of the Texas Controlled Substances Act, as amended, or a drug, immediate precursor, or other substance listed in Schedules I-V of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended. Notwithstanding the foregoing, if an Optionee is an Employee

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employed pursuant to a written employment agreement, Employee shall be deemed to be terminated for "cause" for purposes of the Plan only if Employee is considered under the circumstances to have been terminated for cause for purposes of such employment agreement.

         1.18 Option Upon Disability of Optionee. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company or any of its subsidiaries or affiliates, his Option shall become fully exercisable and shall expire 12 months after the date of such termination, unless either the Option or the Article pursuant to which it was issued otherwise provides for earlier termination.

         1.19 Option Upon Death of Optionee. Except as otherwise limited by the Committee at the time of the grant of an Option, if an Optionee dies while employed by the Company or any of its subsidiaries or affiliates, or within three months after ceasing to be an Employee for reason other than termination for cause, his Option shall expire 12 months after the date of death, unless by its terms it expires sooner. During this twelve-month or shorter period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributees to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

         1.20 Options Not Transferable. Options granted under Article III may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative. Options granted under Article IV may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, and may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative; provided, however, that the Committee, in its discretion, may allow for transferability of such Options by the Optionee to "Immediate Family Members."

         1.21 Information to Optionees. The Company shall furnish to each Optionee a copy of the annual report, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company shall furnish to each Optionee a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.


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                                   ARTICLE II

                                 ADMINISTRATION

         2.1 Committee. The Plan shall be administered by a Committee of not fewer than two members, who shall be nonemployee members of the Board. No member of the Committee shall be eligible to receive Options under the Plan (since they shall not be employees) and each such member shall be a Non-Employee Director. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine the Employees to whom and the time or times at which Options may be granted and the number of Plan Shares subject to each Option.

         2.2 Appointment of Committee. The Committee shall be appointed by the Board and shall consist solely of nonemployee members of the Board; provided that the Board may remove any Committee member for cause.

         2.3 Majority Rule; Unanimous Written Consent. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

         2.4 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The company shall furnish the Committee with such clerical and other assistance as is necessary to the performance of its duties.

                                   ARTICLE III

                             INCENTIVE STOCK OPTIONS

         3.1 Option Terms and Conditions. The terms and conditions of Options granted under this Article may differ from one another as the Committee shall, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

         3.2 Duration of Options. Each Option granted pursuant to this Article and all rights granted hereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire earlier than one year or later than ten years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

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         3.3   Purchase Price. The purchase price for each of the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of each of the Plan Shares at the time the grant of the Option becomes effective.

         3.4 Maximum Amount of Options First Exercisable in Any Calendar Year. The maximum aggregate Fair Market Value of Plan shares (determined at the time the Option is granted) with respect to which Options issued under this Article are exercisable for the first time by any Employee during any calendar year under all incentive stock option plans of the Company and its subsidiaries and affiliates shall not exceed $100,000. Any Option granted under the Plan and first exercisable in excess of the foregoing limitation shall be considered granted pursuant to Article IV and shall be clearly and specifically designated as not being an incentive stock option.

         3.5 Requirements as to Certain Options. In the event of the grant of any Option under this Article to an individual who, at the time the Option is granted, owns shares of stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries or affiliates within the meaning of Section 422(b)(6) of the code, the purchase price for each of the Plan Shares subject to that Option must be at least 110% of the Fair Market Value of those Plan Shares at the time the Option is granted and the Option must not be exercisable after the expiration of five years from the date of its grant.

         3.6 Individual Option Agreements. Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company as a precondition to receiving an Option under this Article. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.

                                   ARTICLE IV

                           NONQUALIFIED STOCK OPTIONS

         4.1 Option Terms and Conditions. The terms and conditions of Options granted under this Article may differ from one another as the Committee shall in its discretion determine, as long as all Options granted under this Article satisfy the requirements of this Article.

         4.2 Duration of Options. Each Option granted pursuant to this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event shall any Option granted under this Article expire later than ten years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

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         4.3   Purchase Price. The purchase price for each of the Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of each of the Plan Shares at the time the grant of the Option becomes effective.

         4.4 Individual Option Agreements. Each Optionee receiving Options pursuant to this Article shall be required to enter into a written Option Agreement with the Company as a precondition to receiving an Option under this Article. In such Option Agreement, the Optionee shall agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.

                                    ARTICLE V

                      TERMINATION, AMENDMENT AND ADJUSTMENT

         5.1 Termination and Amendment. The Plan shall terminate ten years after the Effective Date. No Options shall be granted under the Plan after that date of termination. Subject to the limitation contained in this Section, the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements to be used in connection herewith; provided that no amendment or revision shall (i) increase the maximum aggregate number of Plan Shares, except as permitted under Section 5.2, (ii) increase the maximum term established under the Plan for any Option or (iii) permit the granting of an Option to anyone other than as provided in the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Employee who has received an Option hereunder, alter or impair any of that Employee's rights or obligations under any Option granted under the Plan prior to that amendment, suspension or termination.

         5.2 Adjustments. If the outstanding Common Stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Options may be granted under the Plan. A corresponding adjustment changing the number and kind of shares allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of factional share interests.

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                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Other Option Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plan in effect for the Company or any of its subsidiaries or affiliates, nor shall the Plan preclude the Company or any of its subsidiaries or affiliates from establishing any other form of incentive or other compensation for Employees.

         6.2 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company and any of its subsidiaries or affiliates that adopt the Plan.

         6.3 Number and Gender. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

         6.4 Headings. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

         6.5 Conditions. No Options granted under the Plan shall become effective until and unless the Plan has been presented to and approved by the shareholders of the Company within twelve months before or after the date the Plan is adopted by the Board.

                                   ARTICLE VII

                                   DEFINITIONS

         As used herein with initial capital letters, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

         7.1   "Board" shall mean the Board of Directors of the Company.

         7.2   "Code" shall mean the Internal Revenue Code of 1986, as amended.

         7.3   "Committee" shall mean the Committee appointed in accordance with
Section 2.2.

         7.4 "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of such Common

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Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

         7.5   "Company" shall mean Calloway's Nursery, Inc. a Texas
Corporation.

         7.6 "Effective Date" shall mean the date of the shareholder approval required by Section 6.5 of the Plan.

         7.7 "Employee(s)" shall mean employee(s) of the Company or of any of its subsidiaries or affiliates that adopt the Plan and shall not include members of the Board who are not otherwise employed by the Company.

         7.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         7.9 "Fair Market Value" shall mean such value as determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common stock are quoted on a national quotation system, such value shall be determined by the Committee on the basis of the last reported sales price for the Common Stock on the date for which such determination is relevant, as reported on the national securities exchange or the national quotation system. If the Common Stock is not listed and traded upon a recognized securities exchange or on a national quotation systems, the Committee shall make a determination of Fair Market Value on the basis of the mean between the closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

         7.10 "Immediate Family Members" means children, grandchildren, spouse, siblings or parents of the Optionee or bona fide trusts, partnerships or other entities controlled by, and of which the beneficiaries are, Immediate Family members of the Optionee. Any option grants that are transferable are further conditioned on the Optionee and Immediate Family Members agreeing to abide by the Company's then current stock option transfer guidelines.

         7.ll "Incentive Stock Option" shall mean an Option granted pursuant to Article III.

         7.12  "Non-Employee Director" shall mean a director who:

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                         (i)    Is not currently an officer (as defined in Rule
                    16a-1(f)) of the Exchange Act of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer;

                         (ii) Does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Reg. S-K of the Exchange Act ("Reg. S-K");

                         (iii) Does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Reg. S-K; and

                         (iv) Is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Reg. S-K.

         7.13 "Nonqualified Stock Option" shall mean an Option granted pursuant to Article IV.

         7.14 "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

         7.15 "Optionee" shall mean an Employee to whom an Option has been granted hereunder.

         7.16 "Option Agreement" shall mean an agreement between the Company and an Optionee with respect to one or more Options.

         7.17 "Plan" shall mean the Calloway's Nursery, Inc. 1998 Stock Option Plan, the terms of which are set forth herein.

         7.18 "Plan Shares" shall mean shares of Common Stock issuable pursuant to the Plan.

         7.19 "Securities Act" shall mean the Securities Act of 1933, as amended.

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